UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 100
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.            Entry into a Material Definitive Agreement.

On February 9, 2023, Greenlane Holdings, Inc. (the “Company”) entered into Amendment No. 2 to that certain Loan and Security Agreement, dated as of August 8, 2022 (the “Loan Agreement”), by and among the Company, certain subsidiaries of the Company as guarantors, the parties thereto from time to time as lenders (the “Lenders”), and WhiteHawk Capital Partners LP, as the agent for the Lenders (collectively, the “Loan Amendment”).

Pursuant to the terms of the Loan Amendment, among other things, (1) the Company agreed to prepay approximately $6.6 million (inclusive of early termination fees and expenses) voluntarily under the terms provided for under the Loan Agreement (the “Term Loan”) and (2) the Lenders agreed to release funds held in a blocked account pursuant to the terms of the Loan Agreement. The Loan Amendment also provides that the Company will make additional Term Loan prepayments upon the occurrence of certain specified asset sales by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: February 15, 2023	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer